BEARINGPOINT, INC.
PERFORMANCE CASH AWARD AGREEMENT
     THIS PERFORMANCE CASH AWARD AGREEMENT (this “Agreement”) evidences a grant of a performance cash award (the “Cash Award”) made by BearingPoint, Inc., a Delaware corporation (the “Company”) to the individual (the “Award Recipient”) named in the Award Notice of Performance Cash Award to which this Agreement relates. The award has been granted pursuant to the BearingPoint, Inc. 2000 Long-Term Incentive Plan (the “Plan”). By signing the Award Notice, the Award Recipient: (a) acknowledges receipt of and represents that the Award Recipient has read and is familiar with the Award Notice, this Agreement and the Plan, (b) accepts the award subject to all of the terms and conditions of the Award Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee (the “Committee”) of the Board of Directors of the Company regarding any questions arising under the Award Notice, this Agreement or the Plan. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.
     1. Grant of Cash Award.
          (a) Award. On the Grant Date, the Award Recipient shall receive, subject to the provisions of this Agreement, a Cash Award in the amount set forth in the Award Notice. Each Cash Award consists of a bookkeeping entry representing the right to receive cash on a date determined in accordance with the Award Notice and this Agreement.
          (b) Consideration. The Award Recipient is not required to make any monetary payment as a condition to receiving cash issued upon settlement of the Cash Award, the consideration for which shall be future services to be rendered to the Company or for its benefit.
     2. Earning and Vesting of Cash Award.
          (a) General. Except as provided in Section 5 and Section 7 of this Agreement, the Award Recipient’s Cash Award shall become earned in whole or in part in accordance with the table in Section 3(b) and shall become vested and nonforfeitable on December 31, 2009 if (i) the Award Recipient remains continuously employed until the Settlement Date set forth in Section 4(a) (the period from the date of this Award to December 31, 2009, the “Performance Period”) and (ii) the performance criteria (the “Performance Measures”) set forth in Section 3(a) hereof are satisfied.
          (b) Other Forfeitures. Notwithstanding the general vesting provisions of Section 2(a), the Award Recipient’s Cash Award shall be forfeited completely upon a finding by a committee consisting of the Chairman of the Board, the chief executive officer of the Company and the general counsel of the Company (the “Determination Committee”) upon a finding by the executive vice president of the Company responsible for the Award Recipient’s business unit that the Award Recipient has violated his duty of loyalty to the Company or otherwise breached the conditions of his employment. No such forfeiture shall occur, however, until such time as the Award Recipient’s appeal of the decision of the Determination Committee to the Managing Director Compensation Committee (the “MDCC”) has been made and decided unfavorably by the MDCC or the Award Recipient has decided not to pursue such an appeal. The following shall constitute such a violation or breach, with each such term as hereinafter defined: the Award Recipient’s (i) having a Conflict of Interest; (ii) disclosure of Proprietary Information; (iii) violation of the Company’s anti-harassment policy; (iv) violation of the Company’s non-competition requirements and (v) violation of the Company’s non-solicitation rules.
For purposes of this Agreement the referenced terms are defined as follows:
“Conflict of Interest” means any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial or consulting activities, which interest might in any way adversely affect the Company.
“Proprietary Information” means all business information or material disclosed to, developed, or known by the Award Recipient as a consequence of his employment with the Company and that pertains to the Company or its subsidiaries, affiliates, predecessors or successors (collectively referred to herein as the “Company”), that the Company treats as confidential and/or that is embodied in or relates to Works. Proprietary Information includes the Company’s non-public discoveries, ideas, inventions, concepts, software and related documentation, designs, drawings, specifications, techniques, methodologies, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, training materials, templates, procedures, “know-how,” tools, identities of clients and prospective clients, client accounts or lists, web design needs, client advertising needs and history, client reports, client proposals, research regarding prospective clients, product information and reports, accounts, billing methods, pricing, data, sources of supply, business methods, production or merchandising systems or plans, marketing, sales and business strategies and plans, finances, operations, and information regarding employees.
“Works” means (i) any inventions, trade secrets, ideas or original works of authorship that the Award Recipient conceives, develops, discovers or makes, in whole or in part, during his employment with the Company and that relate to the Company’s business or its actual or demonstrably anticipated research or development; (ii) any inventions, trade secrets, ideas or original works of authorship that the Award Recipient conceives, develops, discovers or makes in whole or in part during or for a period of one year after his employment with the Company and which are made through the use of any of the Company’s equipment, facilities, supplies, trade secrets or time, or which result from any work that the Award Recipient performs or performed for the Company; and (iii) any part or aspect of any of the foregoing.
“Non-Competition” means while employed with the Company and for 24 months after his termination or resignation, for whatever reason, directly or indirectly, on his own behalf or on behalf of a Competitive Business (as specified in Exhibit A), in any geographic area or market where he (or a direct report of his business unit) provided services to the Company during the preceding 12 months: (I) engages in or is employed by or affiliated with a Competitive Business in which he performs the same or similar duties or responsibilities or provides comparable services that he performed or provided while employed with the Company; (II) offers to provide to any client or prospective client similar services in the same line of business to those which he conducted, provided or offered to provide while employed by the Company; (III) renders advice or services to, or otherwise assists, any Competitive Business in rendering advice or services similar to that advice or services offered or provided by the Company through him or his business unit to any client or prospective client; (IV) diverts or attempts to divert any client or prospective client from the Company to a Competitive Business; (V) transacts any business with any client or prospective client which, in any manner, would have, or is likely to have, an adverse effect upon the Company’s existing or prospective business relationships; and/or (VI) develops, acquires or maintains an ownership interest in a Competitive Business, provided that an ownership interest of less than 5% of the outstanding capital stock of a publicly traded Competitive Business shall not be a violation of this provision.
“Non-Solicitation” means either (I) during his employment with the Company and for a period of 24 months after his termination or resignation, for whatever reason, agreeing to take any action to, or do anything reasonably intended to, solicit any client or prospective client on his own behalf or on behalf of a Competitive Business or otherwise to influence or attempt to influence any client or prospective client to cease or refrain from doing business, or reduce the client’s business, with the Company. The term “solicit” includes any direct or indirect approach, verbal or written, to a client or prospective client containing an offer, announcement, request, petition, solicitation or other entreaty that asks, urges, encourages, invites, moves or otherwise persuades a client or prospective client to contact or respond to him or a Competitive Business for business purposes or (II) while employed with the Company and for 24 months after his termination or resignation, for whatever reason, attempting to hire, employ, solicit for employment or attempting to hire (or assist a Competitive Business in doing so) any employee of the Company or any former employee who left the Company within 12 months before or after his termination or resignation. This prohibition applies to any direct or indirect, written or verbal, contact for employment purposes and includes, but is not limited to, notice of alternative job opportunities, responses to employee inquiries, referrals to hiring managers or providing employee identity, contact, performance or compensation information to a Competitive Business or its representative. Impermissible solicitation also includes any direct or indirect offer to engage or retain a Company employee or former employee as an employee, agent, consultant, independent contractor or in any other capacity to perform services for a person or entity other than the Company.

3. Performance Measures.
          (a) Growth in Consolidated Business Unit Contribution. No Cash Award shall be earned unless the “Consolidated Business Unit Contribution” of the Company has grown by a compounded average of at least 3% annually for the relevant Company fiscal year or years, ending on December 31 in accordance with the table in subsection (b). Growth in Consolidated Business Unit Contribution (“Growth”) shall be determined beginning with fiscal year 2007 by reference to an increase in the Consolidated Business Unit Contribution of the Company over the Company’s Consolidated Business Unit Contribution for fiscal year 2006. “Consolidated Business Unit Contribution” shall mean consolidated net revenue, less professional compensation, other costs of service, and sales, general and administrative expense (excluding stock compensation expense, bonus expense, interest expense and infrastructure expense). The Committee shall review and approve annually each fiscal year’s Consolidated Business Unit Contribution of the Company.
          (b) Table. The following percentages of the Cash Award shall be earned upon attainment of Growth of at least 3% on a compounded average annual basis, by the end of the relevant Company fiscal year or years as specified below.

Fiscal Year(s)	2007	2008	2009
Compounded Average Annual Growth	≥3%	≥3%	N/A
Percentage of Cash Award Earned	50%	50%	N/A

Fiscal Year(s)	2007	2008	2008-2009
Compounded Average Annual Growth	≥3%	≤3%	≥3%
Percentage of Cash Award Earned	50%	0	50%

Fiscal Year(s)	2007	2007-2008	2009
Compounded Average Annual Growth	≤3%	≥3%	N/A
Percentage of Cash Award Earned	0	100%	N/A

Fiscal Year(s)	2007	2008	2008-2009
Compounded Average Annual Growth	≤3%	≤3%	≥3%
Percentage of Cash Award Earned	0	0	100%
To illustrate, assume (i) at the end of Company fiscal year 2007, annual growth was more than 3%, (ii) at the end of Company fiscal year 2008, annual growth for fiscal years 2007 and 2008 on a compounded average basis was less than 3% and (iii) at the end of Company fiscal year 2009, annual growth for Company fiscal years 2007, 2008 and 2009 on a compounded average basis equaled or exceeded 3%. The Award Recipient would earn, subject to continued employment requirements, (i) 50% of the Award at the end of fiscal year 2007, (ii) no part of the Award for fiscal year 2008 and (iii) an additional 50% of the Award at the end of fiscal 2009.
     4. Settlement of the Cash Awards.
          (a) Payment of Cash. Following a determination by the Committee that the Performance Measures were satisfied during one or more fiscal years, the Company shall pay to the Award Recipient cash equal to the percentage of the Cash Award that has vested not later than March 31, 2010 (the “Settlement Date”); provided, however, except for settlements by reason of Death, Disability, or Change in Control, that the Committee shall not make a determination that the Performance Measures are satisfied until the audited financials of the Company are available for a relevant fiscal year, each of 2007 through 2009. If settlement is delayed because the Committee has not yet received all such audited financials, the Settlement Date shall occur within 30 days of the date of the Committee’s determination.
          (b) Restrictions on Cash Settlements. The payment of cash upon settlement of a Cash Award shall be subject to and in compliance with all applicable requirements of federal, state or foreign law and other law or regulations or any contract or other rule of law to which the Company is subject. No cash may be paid hereunder if the payment of such cash, in the sole discretion of the Company’s legal counsel, would constitute a violation of any applicable federal, state or foreign securities laws or other law or any contract or other rule of law to which the Company is subject. The inability of the Company to obtain from any regulatory body any authority deemed by the Company’s legal counsel to be required for the payment of cash subject to the Cash Award shall relieve the Company of any liability whatsoever in respect of the failure to pay such cash as to which such requisite authority shall not have been obtained. As a condition to the settlement of a Cash Award, the Company may require the Award Recipient to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation or contract to which the Company is subject and to make any representation or warranty with respect thereto as may be requested by the Company.
     5. Termination of Employment
          (a) Termination for Any Reason Prior to January 1, 2008. Upon the Award Recipient’s termination for any reason prior to January 1, 2008, the right to earn the Cash Award shall be automatically forfeited.
          (b) Termination After December 31, 2007 and Prior to January 1, 2010.
          (i) Upon the Award Recipient’s termination by the Company other than for Cause after December 31, 2007 and prior to January 1, 2010, the Award Recipient shall have the right to vest in a pro rata portion of the Cash Award equal to the ratable portion of the amount to vest at the end of the Performance Period, if the Performance Measures are achieved. If less than 100% of the Cash Award had been earned prior to the year of termination, the Award Recipient shall receive the portion of the Cash Award, if any, earned in the prior year or years plus a proportion of the Cash Award that would be earned for the remainder of the Performance Period if the Performance Measures are achieved, in the ratio that his completed months of service since the later of (I) the beginning of the Performance Period and (II) the most recent fiscal yearend when an amount was earned (counting the month of termination as a full month) bears to the number of months between the date in clause (I) or (II), whichever is applicable, and the next fiscal yearend when an amount is earned. To illustrate, if an Award Recipient terminates in March 2008, and 50% of the Cash Award had been earned in 2007, he would receive three-twelfths (25%) of the additional 50%, if the Performance Measure is met in 2008 and three-twenty-fourths (12.5%) of the additional 50%, if the Performance Measure is met in 2009. Any such amounts earned shall be paid on the Settlement Date.
          (ii) Upon the Award Recipient’s termination by reason of Disability, Retirement or Death, the Award Recipient shall vest in a pro rata portion of the Cash Award. The pro rata portion of the Cash Award shall be determined in the same manner as provided in Section 5(b)(i) above. Amounts vested as a result of Retirement shall be paid on the Settlement Date. Amounts vested due to Death or Disability shall be paid within 30 days of the Committee’s determination that the Performance Measures were achieved for the year of the Award Recipient’s Death or Disability. “Retirement” shall mean retirement under the Company’s Rule of 70 Retirement Policy, or, if required by law, under local law. An Award Recipient currently is eligible to retire under the Company’s Rule of 70 Retirement Policy, if the Award Recipient’s age plus “years of service” (as determined under the Company’s 401(k) Plan or any successor to such plan) equals or exceeds 70 as of the date of retirement.
          (c) Termination for Cause.
          (i) Upon the Award Recipient’s termination for Cause, as hereinafter defined, any Cash Award that has not been earned, vested and settled in accordance with

Section 4, shall be forfeited automatically on the date of termination and any amounts already paid hereunder to the Award Recipient shall be repaid to and subject to recovery by the Company.
          (ii) For all purposes of this Agreement, “Cause” shall mean the occurrence, failure to cause the occurrence or failure to cure after the occurrence (when a cure is permitted), as the case may be, of any of the following circumstances after the Award Recipient’s receipt of written notification from the General Counsel which includes a detailed description of the claimed circumstance: (i) the Award Recipient’s embezzlement, misappropriation of corporate funds, or the Award Recipient’s material acts of dishonesty; (ii) the Award Recipient’s commission or conviction of any felony or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor involving moral turpitude; (iii) the Award Recipient’s engagement, without a reasonable belief that his action was in the best interests of the Company, in any activity that could harm the business or reputation of the Company in a material manner; (iv) the Award Recipient’s willful failure to adhere to the Company’s material corporate codes, policies or procedures that have been communicated to him; (v) the Award Recipient’s material breach of any provision of the Managing Director Agreement entered into by the Award Recipient and the Company to the extent applicable or (vi) the Award Recipient’s violation of any statutory or common law duty or obligation to the Company, including, without limitation, the duty of loyalty; provided, however, that in the case of subsections (iii), (iv), (v) and (vi), the Company shall provide the Award Recipient with the opportunity to cure any Cause event during the 15-day period after his receipt of written notice describing the Cause event; provided, however, that a Cause event shall be considered to be cured only if all adverse consequences of the Cause event have been fully remedied.
          (d) Voluntary Termination for Reasons Other Than Disability or Retirement Prior to January 1, 2010. Upon the Award Recipient’s voluntary termination of employment for reasons other than Disability or Retirement prior to January 1, 2010, any portion of the Cash Award previously earned as well as the right to earn any portion of the Cash Award shall be automatically forfeited.
          (e) Non-Competition and Non-Solicitation. If the Award Recipient should violate the Non-Competition or Non-Solicitation provisions of Section 2(b) hereof within a period of two years following the Award Recipient’s termination of employment for any reason, any amounts remaining payable to the Award Recipient under the Award Notice and this Agreement shall be forfeited. In addition, any amounts already paid hereunder to the Award Recipient shall be repaid to and subject to recovery by the Company.
     6. Withholding Taxes.
          (a) In General. The Company shall withhold from any payment under Section 4 the amount of any federal, state, local or foreign taxes required by law to be withheld with respect to the settlement of the Cash Award.
     7. Change in Control.

          (a) Plan Provisions. The provisions of Section 7.8(a)(i) and (ii) of the Plan shall not apply to this Award.
          (b) General. In the event of a Change in Control, any Cash Award that has been previously earned, but not settled, shall be assumed by the successor or acquiring company and settled in accordance with Section 4 and Section 5. Upon a Change in Control, the Performance Measures shall be deemed fully satisfied and the successor or acquiring company shall assume and settle in accordance with Section 4 and Section 5, the portion of the amount of the Cash Retention Award that could be earned at the next scheduled date (December 31, 2007 or 2008, as the case may be) but not more than 50% of the Cash Retention Award.
     8. No Employment Rights. The Award Recipient acknowledges that the Award Recipient’s employment is “at will” and is for no specified term. Nothing in the Award Notice or this Agreement shall confer upon the Award Recipient any right to continue in the employment of the Company or interfere in any way with any right of the Company to terminate the Award Recipient’s employment at any time.
     9. Nontransferability of Cash Awards. Neither the Award Notice, this Agreement nor any of the Cash Awards subject to this Agreement shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Award Recipient or the Award Recipient’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Agreement shall be exercisable during the Award Recipient’s lifetime only by the Award Recipient or the Award Recipient’s guardian or legal representative.
     10. Amendment. The Committee may amend the Award Notice or this Agreement at any time; provided, however, that no such amendment may adversely affect the Award Recipient’s rights under the Award Notice or this Agreement without the consent of the Award Recipient, except to the extent such amendment is reasonably determined by the Committee, in its sole discretion, to be necessary to comply with applicable law or to prevent a detrimental accounting impact. No amendment or addition to the Award Notice or this Agreement shall be effective unless in writing.
     11. Waivers; Exceptions. Any provision or requirement of the Award Notice or this Agreement may be waived and any exception to the terms of this Agreement may be granted, in each case, generally or specifically, in whole or in part, and subject to any conditions, by the Committee or the Chief Executive Officer of the Company.
     12. Administration of the Award Notice and this Agreement. All questions of interpretation concerning the Award Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the award.
     13. Binding Effect. This Agreement and the Award Notice shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, guardians, legal representatives, successors and assigns.

     14. Integrated Documents. The Award Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Award Recipient and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations or warranties among the Award Recipient and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Award Notice and the Agreement shall survive any settlement of the award and shall remain in full force and effect.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.
     16. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.